UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2012

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On April 12, 2012, we entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement, dated as of April 12, 2012, among us, certain of our subsidiaries, certain lenders party thereto, Credit Suisse AG, as Administrative Agent and Collateral Agent, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as Amendment Arrangers (the “Amendment and Restatement Agreement”), which Amendment and Restatement Agreement amended and restated our existing Third Amended and Restated Credit Agreement, dated as of April 9, 2010, among us, Credit Suisse AG, as administrative agent and collateral agent, and certain lenders party thereto (the “Original Credit Agreement”) in its entirety in the form of the Fourth Amended and Restated Credit Agreement attached to the Amendment and Restatement Agreement (the “Restated Credit Agreement”). The Restated Credit Agreement consists of a $100 million revolving loan facility, of which $57.5 million was outstanding on April 12, 2012, and $419.5 million of funded term loans as of April 12, 2012. The Restated Credit Agreement requires principal payments of 0.625% of the aggregate principal amount of all funded term loans on the last business day of each of March, June, September and December, commencing on June 30, 2012, with the balance of such funded term loans due April 9, 2016. Amounts borrowed under the term loan facility may be prepaid at any time without penalty except for, in certain situations, the payment of breakage costs. Commitments under the revolving loan facility terminate on April 9, 2015. However, if any of our senior subordinated notes remain outstanding on October 14, 2013, then the maturity date of the funded term loans and the commitment termination date of the revolving loan facility will be October 14, 2013. (However, see the discussion in Item 1.02 below regarding the pending redemption of our outstanding senior subordinated notes.) Amounts borrowed pursuant to the Restated Credit Agreement are secured by substantially all of our assets.
Under the Restated Credit Agreement, we must maintain compliance with specified financial covenants measured on a quarterly basis, including a minimum fixed charge coverage ratio (with a range of 1.5:1 to 2:1 as set forth in further detail in the Restated Credit Agreement) as well as a maximum leverage ratio (with a range of 5.5:1 to 4:1 as set forth in further detail in the Restated Credit Agreement). The Restated Credit Agreement also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the Restated Credit Agreement, subject to certain exceptions and minimum thresholds, we are required to apply all of the proceeds from any issuance of debt, up to three-fourths of our annual Consolidated Excess Cash Flow, as defined in the Restated Credit Agreement, and, subject to permitted reinvestments, all amounts received in connection with any sale of our assets and casualty insurance and condemnation or eminent domain proceedings, in each case to repay the outstanding amounts under the Restated Credit Agreement.
Term loans outstanding under the Restated Credit Agreement bear interest, at our election, either at the London Interbank Offered Rate (“LIBOR”) plus 5.25% (with a LIBOR floor of 1.5%) or the prime rate plus 4.25%. Revolver borrowings under the Restated Credit Agreement bear interest, at our election, either at LIBOR plus 4.5% (with no LIBOR floor) or the prime rate plus 3.5%. The interest rate margin on the revolver borrowings can be reduced by 0.25% based on our Consolidated Leverage Ratio, as defined in the Restated Credit Agreement, for the applicable four-quarter period. From and after the date hereof, we have the right to increase our borrowings under the term loan facility or the revolving loan facility by up to an aggregate additional amount of $50 million provided that we are in compliance with the Restated Credit Agreement, that the additional debt would not cause any covenant violation of the Restated Credit Agreement, and that existing or new lenders within the Restated Credit Agreement or new lenders agree to increase their commitments.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement and the Restated Credit Agreement, which are filed together as Exhibit 10.1 to this Current Report and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On April 12, 2012, we (i) instructed Wells Fargo Bank, National Association, as trustee (the “Trustee”), to provide holders of our 11% Senior Subordinated Notes due 2014 (the “Notes”) with a notice of full redemption in accordance with the terms of the Indenture dated as of December 27, 2005 governing the Notes (the “Indenture”) and (ii) deposited cash provided by the Restated Credit Agreement with the Trustee under the Indenture, to satisfy and discharge the Indenture and to fund the redemption of all outstanding Notes. The redemption date has been set for May 12, 2012 (the “Redemption Date”). As of April 12, 2012, the aggregate outstanding principal amount of the Notes was approximately $130.0 million. Pursuant to the terms of the Indenture, all Notes outstanding on the Redemption Date will be due and payable on the Redemption Date at 100.00% of their principal amount plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1
Amendment and Restatement and Additional Term Loan Assumption Agreement, dated as of April 12, 2012, among us, the subsidiary guarantors listed on the signature pages thereto, the lenders listed on the signature pages thereto, Credit Suisse AG, as administrative agent for the lenders and as collateral agent for the lenders, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as amendment arrangers, which amended and restated in its entirety the Original Credit Agreement, as set forth in the Fourth Amended and Restated Credit Agreement in Exhibit A to such Amendment and Restatement and Additional Term Loan Assumption Agreement.

99.1	Press Release, dated April 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	SKILLED HEALTHCARE GROUP, INC.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
10.1
Amendment and Restatement and Additional Term Loan Assumption Agreement, dated as of April 12, 2012, among us, the subsidiary guarantors listed on the signature pages thereto, the lenders listed on the signature pages thereto, Credit Suisse AG, as administrative agent for the lenders and as collateral agent for the lenders, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as amendment arrangers, which amended and restated in its entirety the Original Credit Agreement, as set forth in the Fourth Amended and Restated Credit Agreement in Exhibit A to such Amendment and Restatement and Additional Term Loan Assumption Agreement.

99.1	Press Release, dated April 12, 2012